Exhibit 10.50

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Promissory Note Purchase Agreement (this “Agreement”) is made and entered into as of                 by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                 (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.                                      The Loan.  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 below), the Purchaser agrees to lend to the Company the amount of                 ($           ) (the “Loan Amount”) against the issuance and delivery by the Company to the Purchaser of a convertible promissory note for such amount in substantially the form attached hereto as Exhibit A (the “Note” and together with this Agreement, the “Loan Documents”).

2.                                      Closing.  The purchase and sale of the Note shall occur at a closing (the “Closing”) to be held on the date first set forth above at such time as may be mutually agreed upon by the Company and the Purchaser, or on any other date mutually agreed upon by the Company and the Purchaser at such time as is mutually agreed upon by the Company and the Purchaser.  The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company.  At the Closing, the Purchaser shall deliver the Loan Amount by check or wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver to the Purchaser the executed Note.

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

3.1                               Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2                               Authorization of Loan Documents.  The execution, delivery and performance of the Loan Documents by the Company and the consummation of the transactions contemplated by the Loan Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement, when duly executed and delivered by the parties to this Agreement, and the Note will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company, except as enforcement of the Loan Documents may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement of the Loan Documents is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.3                               Authorization of Conversion Shares.  The shares of the Company’s common stock, par value $1.000000 per share (the “Common Stock”), issuable upon conversion of the Note (the “Conversion Shares”) have been duly authorized by the Company, and when issued and delivered by the Company upon conversion of the Note in accordance with the terms and conditions of the Note will be validly issued, fully paid and non-assessable.

4.                                      Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

4.1                               Authorization of this Agreement.  The Purchaser has the legal capacity and all requisite power and authority to enter into and perform all of his obligations under this Agreement, and this Agreement, when duly executed and delivered by the parties to this Agreement, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Purchaser, except as enforcement of this Agreement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement of this Agreement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.2                               Restricted Securities.  The Purchaser understands that the Note and the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement.  The Purchaser understands that the Note is, and the Conversion Shares will be, upon issuance, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Note and any Conversion Shares issued to the Purchaser indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Note or Conversion Shares for resale.  The Purchaser further acknowledges that if an exemption from such registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the length of time the Purchaser has held the Note and Conversion Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

4.3                               Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Note and any Conversion Shares issued to the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part of the Note or portion of such Conversion Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Note or any Conversion Shares.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note or any Conversion Shares.

4.4                               No General Solicitation.  The Purchaser is not purchasing the Note as a result of any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication regarding the Note or the Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.5                               No Public or Otherwise Active Market; Investment Experience.  The Purchaser understands that no public or otherwise active market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public or otherwise active market will ever exist for the Note or the Common Stock.  The Purchaser represents that the Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Purchaser is able to fend for himself, is prepared financially to hold his investment for an indefinite period of time and to suffer a complete loss of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the potential merits and risks of an investment in the Note and the Conversion Shares.

4.6                               Review of Information.  The Purchaser acknowledges that he has conducted a review and analysis of the Company’s business, management, financial affairs and prospects that the Purchaser considers sufficient for purposes of purchasing the Note.  The Purchaser represents and warrants that: (i) the Purchaser has consulted with the Purchaser’s own legal, tax, investment, financial and accounting advisers in connection with this investment to the extent the Purchaser has deemed necessary, (ii) the Purchaser has had a reasonable opportunity to review the Company’s facilities and to ask questions of and receive answers from the Company’s management concerning the Company’s business, management, financial affairs and prospects and the terms and conditions of the offering of the Note and the Conversion Shares, and any such questions have been answered to the Purchaser’s satisfaction, and (iii) the Purchaser has made the Purchaser’s own investment decision based upon the Purchaser’s own judgment, due diligence and advice from such advisers as the Purchaser has deemed necessary.

4.7                               Accredited Investor.  The Purchaser is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as the Purchaser (i) has an individual net worth, or joint net worth with his spouse, in excess of One Million U.S. Dollars ($1,000,000), excluding as an asset the value of his primary residence but including as a liability any indebtedness secured by his primary residence in excess of the estimated fair market value of such residence, and/or (ii) had an individual income in excess of Two Hundred Thousand U.S. Dollars ($200,000) in each of the two most recent years or joint income with his spouse in excess of Three Hundred Thousand U.S. Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

5.                                      Restrictions on Transfer.

5.1                               Legends.  The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon the Note and certificate(s) evidencing ownership of any Conversion Shares issued to the Purchaser, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

Legend to appear on the Note:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG NEUROBO PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE “COMPANY”), AND CERTAIN HOLDERS OF STOCK OF THE COMPANY.  BY ACCEPTING ANY INTEREST IN THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE, THE PERSON ACCEPTING SUCH INTEREST, TO THE EXTENT NOT THERETOFORE A PARTY TO SUCH STOCKHOLDERS’ AGREEMENT, SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT, IF STILL THEN IN EFFECT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, OWNERSHIP AND VOTING SET FORTH THEREIN.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

Legend to appear on certificate(s) evidencing Conversion Shares:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG THE STOCKHOLDER, NEUROBO PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE “COMPANY”), AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY.  BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST, TO THE EXTENT NOT THERETOFORE A

PARTY TO SUCH STOCKHOLDERS’ AGREEMENT, SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT, IF STILL THEN IN EFFECT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, OWNERSHIP AND VOTING SET FORTH THEREIN.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

5.2                               Stop-Transfer Notices.  The Purchaser agrees that to ensure compliance with the restrictions referred to herein and, in the case of Conversion Shares, under the Stockholders’ Agreement (as defined below), the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company maintains its own securities transfer records and does not utilize a transfer agent, the Company may make appropriate notations to the same effect in its own records.

5.3                               Refusal to Transfer.  The Company shall not be required (i) to transfer on its books the Note or any portion thereof, or any Conversion Shares issued upon conversion of the Note, that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Note or in the case of Conversion Shares, the Stockholders’ Agreement or (ii) in the case of Conversion Shares, to treat as owner of such Conversion Shares or to accord the right to vote or pay dividends to any purchaser or other purported transferee to whom such Conversion Shares shall have been so purportedly sold or transferred.

5.4                               Stockholders’ Agreement.  The Purchaser acknowledges that the Conversion Shares issued upon conversion of the Note are subject to the Amended and Restated Stockholders’ Agreement (as it may be further amended from time to time, the “Stockholders’ Agreement”), by and among the Company, the Purchaser, JK BioPharma Solutions, Inc. and any other person who may hereafter become a party thereto.

5.5                               Disposition of Securities.  Neither the Note nor any Conversion Shares issued upon conversion of the Note shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser or any subsequent transferee, other than in compliance with applicable securities laws and the Stockholders’

Agreement.

6.                                      Tax Consequences.  The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Purchaser understands that the Purchaser (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement, including without limitation the issuance of the Note and the issuance of any Conversion Shares upon conversion of the Note.

7.                                      General Provisions.

7.1                               Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

7.2                               Integration.  This Agreement represents the entire agreement between the parties with respect to the purchase of the Note by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any negotiations whether written or oral.

7.3                               Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile or electronic transmission (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service or (v) four (4) calendar days after being deposited in the U.S. mail, First Class with postage prepaid.  The term “Business Day” means any day of the year, other than a Saturday or Sunday, on which banking institutions in Boston, Massachusetts are open to the public for conducting business and are not required to close.  Notices to the Company shall be directed to it at 177 Huntington Avenue, Suite 1732, Boston, Massachusetts, 02115 and notices to the Purchaser shall be directed to him at 256 Summit Avenue, Brookline, Massachusetts 02146, or at such other address as may be furnished by the Purchaser to the Company in writing.

7.4                               Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, as applicable, and permitted assigns.  The rights and obligations under this Agreement of the Purchaser are not assignable by the Purchaser under any circumstances without the prior written consent of the Company.

7.5                               Waiver.  Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted to the parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

7.6                               Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement.

7.7                               Severability.  Should any provision of this Agreement be found to be illegal or unenforceable under applicable law, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by applicable law.

7.8                               Counterparts; Electronic Transmission. This Agreement may be executed in counterparts with the same effect as if each party hereto had signed the same document. Each counterpart shall be as valid and binding as the other counterpart and both counterparts shall be construed together and shall constitute one agreement. Execution and delivery of this Agreement by facsimile or electronic transmission shall constitute legal and binding execution and delivery of this Agreement.

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

NeuroBo Pharmaceuticals, Inc.

By:
Name:
Title:

Purchaser:

By:
Name:

Exhibit A

Form of Convertible Promissory Note